Exhibit 10(ao)

                                      NCTI
                                20 KETCHUM STREET
                               WESTPORT, CT. 06880


September 30, 2002


Mr. Morton Salkind
Acme Associates, Inc.


RE:  CONSULTING AGREEMENT


This will confirm the arrangements, terms and conditions pursuant to which Morton Salkind of Acme Associates, Inc. ("Consultant"), has been retained to serve as a management consultant and advisor to Noise Cancellation Technologies, Inc., ("the Company"), for one (1) year, automatically renewable for a period of one (1) year, commencing on September 30, 2002, providing the Agreement is not canceled by either party after the initial period of the first year. The undersigned hereby agrees to the following terms and conditions:

1.   Duties of Consultant:
                    Consultant will provide such consulting services and advice pertaining to Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in corporate development, evaluating merger and acquisition opportunities, refining business plans, evaluation of marketing plan, strategy planning, and recruiting. The services described shall be rendered by Consultant with the direction of the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Company and Consultant may mutually determine.

2.   Term of the Agreement:
                    The effective date of this Agreement is September 30, 2002. The term of this Agreement extends through September 30, 2003.

3.   Available Time:
                    Consultant shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement and may in certain circumstances be entitled to additional compensation in connection therewith.

4.   Compensation:
                    As compensation for Consultant's services hereunder, the Company shall pay to Consultant compensation for business consulting services as follows:

                    (a) A monthly retainer of $2,500 commencing on September 30, 2002 and paid on September 30, 2003.

                    (b) A cash performance bonus for extra services may be issued to Consultant by Company at the Company's discretion.

5.   Equity for Services:
                    The Company will grant the Consultant a Five Year (5) Stock Option in the Company's common stock for 50,000,000 Shares of the Company's common stock at the price per share of .07 which was the closing price as of September 30, 2002. The foregoing Options will immediately vest and will be part of the Stock Option Agreement to be created by the Company. The shares underlying this Option will be registered by the Company with the next registration statement filed by the Company. This option has been approved by the Board of Directors.

6.   Expenses:
                    The Company agrees to reimburse the Consultant for reasonable out-of-pocket expenses related to performing services on behalf of the Company. Such expenses typically might include, but are not limited to, phone calls, postage, shipping, messengers, travel, meals and lodging expenses. All travel will be pre-approved by the Company.

7.   Health Care:
                    The Company agrees to provide health coverage at its costs to the Consultant.

8.   Communications:
                    Company agrees to set up a private line for communica- tions between Consultant and Michael J. Parrella.

9.   Relationship:
                    Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be expressly agreed for a particular purpose. Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

10.  Information:
                    The  Company  acknowledges  that  Consultant  will  rely  on information furnished by the Company concerning the Company's business affairs without independent certification and represents that such information will be materially complete and correct.

11.  Confidentiality:
                    Except in the course of the performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

12.  Indemnification:
                    The Company agrees to indemnify and hold harmless the Consultant, its partners, officers, directors, employees and each person who controls Consultant or any of its affiliates from and against any losses, claims, damages, liabilities and expenses whatsoever (including reasonable costs of investigation or defending any action) to which they or any of them may become subject under any applicable law arising out of Consultant's performance under this Agreement and will reimburse Consultant for all expenses (including counsel fees) as they are incurred.

13.  Assignment:
                    This Agreement shall not be assignable by either party.

14.  Prior Agreements:
                    This agreement supercedes and replaces all prior agreements between consultant (Acme Associates, Inc.) and the company.



15.  Governing Law:
                    This Agreement shall be deemed to be a contract made under the laws of the State of Connecticut and for all purposes shall be construed in accordance with the laws of said State.

16.  Notices:
                    All notices will be sent via certified mail or overnight courier such as Federal Express, to Mr. Morton Salkind, 431 Route 10, Randolph, NJ 07869 and Noise Cancellation Technologies, Inc., 20 Ketchum Street, Westport, CT 06880,
                    Attention: Michael J. Parrella.

17.  Board Approval:

                    This Agreement has been approved by the Company's Board of Directors.


     Very truly yours,



     /s/ Michael J. Parrella
     ---------------------------
     Michael J. Parrella
     President
     NCT Group, Inc.


     AGREED & ACCEPTED:


     Name: ACME ASSOCIATES, INC.
           Consultant

     /s/ Morton Salkind
     ---------------------------
     By: Morton Salkind,
     Vice President
     Dated: September 30, 2002